UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Xunna Information Technology Inc
(Exact name of registrant as specified in its charter)

Nevada	333-175919	45-0963567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Xunna Information Technology Inc. 2 Fufeng Rd Xinghuo Sci-Tech Building, Floor 26 Fengtai District, Beijing, PRC 775-851-7397 or 775-201-8331 fax
(Address of principal executive offices)

Agent For service: How2gopublic.com

4790 Caughlin Pkwy, Ste 387 Reno, NV 89519 775-851-7397
(Former name, former address and former fiscal year, if changed since last report.)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-175919

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:
Common Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Xunna Information Technology Inc. (the “Registrant”) hereby incorporates by reference the description of its $.001par value common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No 333-175919), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on March 12, 2012 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference
3.1	Articles of Formation	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 effective on March 12, 2012

3.2	ByLaws	Incorporated herein by reference to Exhibit 3.2 to our Form S-1 effective on March 12, 2012

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Xunna Information Technology Inc.

Date: April 12, 2012

By:	/s/ Xiangying Meng
Xiangying Meng
President